--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 30, 2001

                                 SCANSOFT, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                      000-27038               94-3156479
(State or other jurisdiction of         (Commission             (IRS Employer
        incorporation)                  File Number)         Identification No.)


                               9 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960
                     --------------------------------------
                     Address of principal executive offices

                                 (978) 977-2000
               --------------------------------------------------
               Registrant's telephone number, including area code

--------------------------------------------------------------------------------

Pursuant to 17 CFR Part 210 Rule 3-05b(4)(iii) and Rule 3-01(c) of Regulation S-X, the undersigned Registrant hereby amends Item 7, the Exhibits and the
Exhibit Index to its current Report on Form 8-K dated March 13, 2000 (Commission File No. 000-27038) (the "8-K") as set forth below.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

               The financial statements required by paragraph (a) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Exchange Act with respect to the Registrant's acquisition of Caere Corporation are filed as an exhibit to this report.

          Independent Auditors' Report .................................. p. 6

          Consolidated Balance Sheets as of December 31, 1999 and 1998... p. 7

          Consolidated Statements of Earnings for the years ended
            December 31, 1999, 1998 and 1997............................. p. 8

          Consolidated Statements of Stockholders' Equity for the years ended December 31, 1999, 1998 and 1997....................... p. 9

          Consolidated Statements of Cash Flows for the years ended
            December 31, 1999 1998 and 1997.............................. p. 10

          Notes to Consolidated Financial Statements..................... p. 11

     (b)  PRO FORMA FINANCIAL INFORMATION.

               The financial statements required by paragraph (a) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Exchange Act with respect to the Registrant's acquisition of Caere Corporation are filed as an exhibit to this report.

          Introduction to Unaudited Pro Forma Combined Financial
            Statement ..................................................  p. 26

          Pro Forma Combined Statement of Operation for the year ended
            December 31, 2000 (unaudited)...............................  p. 28

          Notes to Unaudited Pro Forma Combined Financial Statement ....  p. 29


     (c)  EXHIBITS.

           2.1 Agreement and Plan of Reorganization by and among ScanSoft, Inc., Scorpion Acquisitions Corporation and Caere Corporation dated as of January 15, 2000, filed as Exhibit
                    2.1 to Registrant's Form S-4, as filed with the Commission on February 9, 2000, and incorporated by reference herein.*

          23.1      Consent of KPMG LLP

             *      Previously filed

                       CAERE CORPORATION AND SUBSIDIARIES
                        Consolidated Financial Statements
                           December 31, 1999 and 1998
                   (With Independent Auditors' Report Thereon)

                       CAERE CORPORATION AND SUBSIDIARIES

                                TABLE OF CONTENTS

                                                                            PAGE
Independent Auditors' Report                                                   6

Consolidated Balance Sheets                                                    7

Consolidated Statements of Earnings                                            8

Consolidated Statements of Stockholders' Equity                                9

Consolidated Statements of Cash Flows                                         10

Notes to Consolidated Financial Statements                                    11

                                      -5-

[KPMG LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Caere Corporation:

We have audited the accompanying consolidated balance sheets of Caere Corporation and subsidiaries (the Company) as of December 31, 1999 and 1998, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Caere Corporation and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.

                                                        /s/     KPMG LLP

Mountain View, California
January 31, 2000, except as to Note 15,
   which is as of March 13, 2000

                       CAERE CORPORATION AND SUBSIDIARIES

                           Consolidated Balance Sheets

                           December 31, 1999 and 1998

                 (In thousands, except share and per share data)

                                    ASSETS                                 1999           1998
                                                                           ----           ----
Current assets:
    Cash and cash equivalents                                            $15,576         15,753
    Short-term investments                                                34,897         28,584
    Receivables                                                            8,170          7,336
    Inventories                                                              199          1,953
    Deferred income taxes                                                  3,650          2,953
    Other current assets                                                     876            422
                                                                         -------         ------
             Total current assets                                         63,368         57,001
Property and equipment, net                                                3,302          3,640
Deferred income taxes                                                      2,269          1,625
Other assets                                                               1,078          1,618
                                                                         -------         ------
                                                                         $70,017         63,884
                                                                         =======         ======

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                      $ 1,690          2,691
   Accrued expenses                                                        5,704          5,020
                                                                         -------         ------
             Total current liabilities                                     7,394          7,711
                                                                         -------         ------
Commitments and contingencies
Subsequent event (Note 15)
Stockholders' equity:
   Preferred stock, $.001 par value; 2,000,000 shares authorized;
       none issued or outstanding                                           --             --
   Common stock, $.001 par value; 30,000,000 shares authorized;
       12,121,616 and 12,072,028 shares issued and outstanding
       in 1999 and 1998, respectively                                         12             12
   Additional paid-in capital                                             41,696         42,409
   Retained earnings                                                      20,915         13,752
                                                                         -------         ------
             Total stockholders' equity                                   62,623         56,173
                                                                         -------         ------
                                                                         $70,017         63,884
                                                                         =======         ======

See accompanying notes to consolidated financial statements.

                       CAERE CORPORATION AND SUBSIDIARIES

                       Consolidated Statements of Earnings

                  Years ended December 31, 1999, 1998, and 1997

                 (In thousands, except share and per share data)

                                                                1999              1998            1997
                                                              --------           ------          ------
Net revenues                                                  $ 58,793           57,351          47,119
Cost of revenues                                                 8,995            9,963          10,260
                                                              --------           ------          ------
                                                                49,798           47,388          36,859
                                                              --------           ------          ------
Operating expenses:
   Research and development                                     11,914           11,298           8,235
   Selling, general, and administrative                         27,573           26,364          25,124
   Settlement of patent litigation                               1,150               --              --
   In-process research and development                              --               --           2,935
                                                              --------           ------          ------
            Total operating expenses                            40,637           37,662          36,294
                                                              --------           ------          ------
            Operating earnings                                   9,161            9,726             565
Interest income                                                  2,604            2,621           2,502
                                                              --------           ------          ------
            Income from continuing operations
               before income taxes                              11,765           12,347           3,067
Income tax expense                                               3,529            3,087             670
                                                              --------           ------          ------
            Income from continuing operations                    8,236            9,260           2,397
                                                              --------           ------          ------
Discontinued operations:
   Income from discontinued operation, net of
      income tax expense of $46, $338, and $207                    106            1,016             743
   Loss on disposal, net of income tax benefit of $505          (1,179)            --              --
                                                              --------           ------          ------
            Total discontinued operations                       (1,073)           1,016             743
                                                              --------           ------          ------
            Net income                                        $  7,163           10,276           3,140
                                                              ========           ======           =====

Income per share from continuing operations:
   Basic                                                      $   0.68             0.73            0.18
                                                              ========           ======           =====
   Diluted                                                    $   0.67             0.70            0.18
                                                              ========           ======           =====

(Loss) income per share from discontinued operations:
   Basic                                                      $  (0.09)            0.08            0.06
                                                              ========           ======           =====
   Diluted                                                    $  (0.09)            0.08            0.06
                                                              ========           ======           =====
Net income per share:
   Basic                                                      $   0.59             0.81            0.24
                                                              ========           ======           =====
   Diluted                                                    $   0.58             0.78            0.24
                                                              ========           ======           =====

Shares used in per share computations:
   Basic                                                        12,082           12,687          13,123
                                                              ========           ======           =====
   Diluted                                                      12,336           13,246          13,265
                                                              ========           ======          ======

See accompanying notes to consolidated financial statements.

                       CAERE CORPORATION AND SUBSIDIARIES

                 Consolidated Statements of Stockholders' Equity

                  Years ended December 31, 1999, 1998, and 1997

                 (In thousands, except share and per share data)

                                                                   COMMON STOCK        ADDITIONAL                      TOTAL
                                                                ------------------      PAID-IN     RETAINED        STOCKHOLDERS'
                                                                SHARES      AMOUNT      CAPITAL     EARNINGS          EQUITY
                                                                ------      ------      -------     --------          ------
Balances as of December 31, 1996                              12,630,584    $   13       55,399          336           55,748
Repurchase of stock                                             (237,444)       --       (2,000)          --           (2,000)
Exercise of stock options                                         61,980        --          410           --              410
Issued pursuant to stock purchase plan                           102,115        --          658           --              658
Issued for acquisition of Formonix, Inc.                         550,000        --        3,105           --            3,105
Tax benefit associated with exercise of stock options                 --        --           57           --               57
Other                                                                 --        --           91           --               91
Net earnings                                                          --        --           --        3,140            3,140
                                                              ----------    ------       ------       ------           ------
Balances as of December 31, 1997                              13,107,235        13       57,720        3,476           61,209
Repurchase of stock                                           (1,546,000)       (1)     (19,825)          --          (19,826)
Exchanged for option exercises                                   (33,013)       --         (477)          --             (477)
Exercise of stock options                                        435,424        --        3,498           --            3,498
Issued pursuant to stock purchase plan                           108,382        --          798           --              798
Tax benefit associated with exercise of stock options                 --        --          698           --              698
Other                                                                 --        --           (3)          --               (3)
Net earnings                                                          --        --           --       10,276           10,276
                                                              ----------    ------       ------       ------           ------
Balances as of December 31, 1998                              12,072,028        12       42,409       13,752           56,173
Repurchase of stock                                             (300,000)       --       (3,591)          --           (3,591)
Exchanged for option exercises                                    (8,867)       --         (148)          --             (148)
Exercise of stock options                                        224,683        --        1,844           --            1,844
Issued pursuant to stock purchase plan                           133,772        --        1,070           --            1,070
Tax benefit associated with exercise of stock options                 --        --          295           --              295
Other                                                                 --        --         (183)          --             (183)
Net earnings                                                          --        --           --        7,163            7,163
                                                              ----------    ------       ------       ------           ------
Balances as of December 31, 1999                              12,121,616    $   12       41,696       20,915           62,623
                                                              ==========    ======       ======       ======           ======

See accompanying notes to consolidated financial statements.

                       CAERE CORPORATION AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                  Years ended December 31, 1999, 1998, and 1997

                                 (In thousands)

                                                                   1999                     1998             1997
                                                                   ----                     ----             ----
Cash flows from operating activities:
    Net earnings                                                 $  7,163                  10,276            3,140
    Adjustments to reconcile net earnings to net
       cash provided by operating activities:
          Depreciation and amortization                             2,298                   3,013            3,130
          In-process research and development                          --                      --            2,935
          Allowance for property and equipment
             obsolescence                                             387                      --               --
          Amortization of capitalized software
             development costs                                        700                     678              508
          Deferred income taxes                                    (1,341)                   (991)            (991)
          Loss on disposition of assets                                --                      --              111
          Loss on disposal of ADE Hardware business                 1,684                      --               --
          Changes in operating assets and liabilities:
             Receivables                                             (834)                 (2,073)           1,625
             Inventories                                              629                     (36)             862
             Other current assets                                    (454)                    568             (222)
             Accounts payable                                      (1,001)                    546           (1,336)
             Accrued expenses                                           1                   1,074               21
                                                                 --------                  ------            -----
                Net cash provided by operating activities           9,232                  13,055            9,783
                                                                 --------                  ------            -----
Cash flows from investing activities:
    Short-term investments, net                                    (6,313)                  4,572             (529)
    Capital expenditures                                           (2,598)                 (1,362)          (2,786)
    Cash received from sale of ADE Hardware business                  375                      --               --
    Capitalized software development costs                           (260)                   (280)            (858)
    Other assets                                                      100                  (1,337)             (72)
                                                                 --------                  ------            -----
                Net cash (used in) provided by
                  investing activities                             (8,696)                  1,593           (4,245)
                                                                 --------                  ------            -----
Cash flows from financing activities:
    Proceeds from issuances of common stock                         2,766                   3,819            1,068
    Tax benefit associated with exercise of stock options             295                     698               57
    Repurchase of stock                                            (3,591)                (19,826)          (2,000)
    Other                                                            (183)                     (3)              91
                                                                 --------                  ------            -----
                Net cash used in financing activities                (713)                (15,312)            (784)
                                                                 --------                  ------            -----
(Decrease) increase in cash and cash equivalents                     (177)                   (664)           4,754
Cash and cash equivalents at beginning of year                     15,753                  16,417           11,663
                                                                 --------                  ------            -----
Cash and cash equivalents at end of year                         $ 15,576                  15,753           16,417
                                                                 ========                  ======            =====
Supplemental disclosures of cash flow information:
    Cash paid during year for income taxes                       $  3,141                   3,402            1,202
                                                                 ========                  ======            =====
    Noncash investing and financing activities -
       acquisition of Formonix for common stock                  $     --                      --            3,105
                                                                 ========                  ======            =====

See accompanying notes to consolidated financial statements.

                       CAERE CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

(1)  COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

     (a)  The Company

          Caere Corporation (Caere or the Company) designs, develops, manufactures, and markets information recognition software and products. The Company distributes a range of information recognition software and equipment through channels of original equipment manufacturers, value-added resellers, distributors, and retail distributors.

          In March 1997, the Company acquired Formonix, Inc. (Formonix), a developer of forms software and products. This acquisition was accounted for using the purchase method of accounting. Accordingly, the consolidated results of the Company only include Formonix's results of operations since the date of acquisition.

     (b)  Segment Reporting

          In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for the manner in which public companies report information about operating segments in annual and interim financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company has determined that it operates in a single operating segment: information recognition software and products. During 1999, the Company discontinued the hardware business which was previously reported within their single operating segment. The segment disclosures contain segment information from continuing operations.

     (c)  Use of Estimates

          The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     (d)  Principles of Consolidation

          The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries after elimination of intercompany transactions.

     (e)  Foreign Currency Translation

          The consolidated financial statements of the Company's foreign subsidiaries, where the local currency is the functional currency, are translated using the exchange rate in effect at the end of the year for assets and liabilities and average exchange rates during the year for revenues and expenses. The resulting currency translation adjustments have not been material and are included in stockholders' equity as other. The Company enters into transactions denominated in foreign currencies and includes the exchange gain or loss arising from such transactions in current operations. Such gains and losses have not been material.
                                                                     (Continued)

                       CAERE CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

     (f)  CASH, CASH EQUIVALENTS, AND SHORT-TERM INVESTMENTS

          Cash and cash equivalents consist of cash on deposit with banks and highly liquid money market instruments with maturities at the purchase date of 90 days or less. Certain cash equivalents and all investments have been classified as available-for-sale and are stated at cost (which approximates fair value) as of December 31, 1999 and 1998.

          In June 1998, the FASB issued SFAS 133, Accounting for Derivative Instruments and Hedging Activities, which establishes standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, an Amendment of FASB Statement No. 133, which defers the effective date of SFAS No. 133 from fiscal years beginning after June 15, 1999 to fiscal years beginning after June 15, 2000. Earlier application of SFAS No. 133, as amended, is encouraged but it should not be applied retroactively to financial statements of prior periods. The Company does not expect that the adoption of SFAS No. 133 will have a material impact on its consolidated financial statements.

     (g)  INVENTORIES

          Inventories are stated at the lower of cost (first-in, first-out) or market.

     (h)  PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided over the estimated useful lives of the respective assets, generally three to five years, on a straight-line basis. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease terms or the lives of the respective assets. Recoverability of property and equipment is measured by comparison of its carrying amount to future net cash flows the property and equipment are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property and equipment exceeds its fair market value.

     (i)  SOFTWARE DEVELOPMENT COSTS

          The Company capitalizes software development costs incurred subsequent to determining a product's technological feasibility. Such costs are amortized on a straight-line basis over the estimated useful life of the product, generally two to three years. Included in other assets as of December 31, 1999 and 1998, are capitalized software development costs aggregating $5,915,000 and $5,908,000, respectively, and related accumulated amortization of $5,856,000 and $5,333,000, respectively.

                                        -12-                         (Continued)

                       CAERE CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

     (j)  REVENUE RECOGNITION

          Revenue is recognized when (i) evidence of an arrangement exists; (ii) delivery has occurred; (iii) the fee is fixed or determinable; and
          (iv) collectibility is probable. In addition, provisions are recorded for the limited rights to exchange products and price protection on unsold merchandise granted to certain distributors.

          In October 1997, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 97-2, Software Revenue Recognition, which supersedes SOP 91-1. The Company adopted SOP 97-2 for software transactions entered into beginning January 1, 1998. SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements such as software products, upgrades, enhancements, post-contract customer support, installation, and training to be allocated to each element based on the relative fair values of the elements. The fair value of an element must be based on evidence that is specific to the vendor. If a vendor does not have evidence of the fair value for all elements in a multiple-element arrangement, all revenue from the arrangement is deferred until such evidence exists or until all elements are delivered. There was no material change to the Company's accounting for revenues as a result of the adoption of SOP 97-2.

          In February 1998, the AICPA issued SOP 98-4, Deferral of the Effective Date of SOP 97-2. SOP 98-4 defers the effective date for applying the provisions regarding vendor-specific objective evidence of fair value
          (VSOE) until the AICPA can reconsider what constitutes such VSOE. There was no material change to the Company's accounting for revenues as a result of the adoption of SOP 98-4.

          In December 1998, the AICPA issued SOP 98-9, Software Revenue Recognition with Respect to Certain Arrangements, which requires recognition of revenue using the "residual method" in a multiple-element arrangement when fair value does not exist for one or more of the delivered elements in the arrangement. Under the residual method, the total fair value of the undelivered elements is deferred and subsequently recognized in accordance with SOP 97-2. There was no material change to its accounting for revenues as a result of the provisions of SOP 98-9.

     (k)  STOCK-BASED COMPENSATION

          The Company uses the intrinsic-value method to account for stock-based compensation.

     (l)  INCOME TAXES

          The Company recorded income tax expense during all periods using the asset and liability approach that results in the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in Caere's consolidated financial statements or tax returns. In estimating future tax consequences, Caere generally considers all expected future events other than enactment of changes in tax laws or rates. A valuation allowance is recognized for the portion of deferred tax assets whose realizability is not considered more likely than not.

                                        -13-                         (Continued)

                       CAERE CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

     (m)  EARNINGS PER SHARE

          Basic earnings per share is computed using the weighted-average number of common shares outstanding for the period. Diluted earnings per share is based on the weighted-average common shares outstanding for the period plus dilutive common equivalent shares using the treasury stock method.

     (n)  COMPREHENSIVE INCOME

          The Company has no significant components of other comprehensive income, and accordingly, comprehensive income is substantially the same as reported net earnings for all periods presented.

(2)  DISCONTINUED OPERATIONS

     On October 26, 1999, the Company's Board of Directors adopted a formal plan to sell the net assets of its Automated Data Entry (ADE) hardware business. The ADE hardware business has been accounted for as discontinued operations in accordance with Accounting Principles Board (APB) Opinion 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. Accordingly, the consolidated financial statements have been prepared and or restated showing the ADE hardware business as a discontinued operation for all periods presented.

     On December 31, 1999, the Company sold the net assets of its ADE hardware business for $375,000 in cash, resulting in a loss of approximately $1,179,000, net of income tax benefit of $505,000. The ADE hardware business recorded net revenue of approximately $6,600,000 in 1999, $8,500,000 in 1998, and $7,900,000 in 1997.

(3)  CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

     Certain cash equivalents and all short-term investments have been classified as available-for-sale securities, and consisted of the following as of December 31, 1999 and 1998 (in thousands):

                                                     1999           1998
                                                     ----           ----
Corporate bonds and notes                          $17,959         11,989
Commercial paper                                    13,834         14,201
U.S., State, and municipal bonds                     6,003          4,004
Corporate auction-rate preferred securities          8,300         11,525
Money market funds                                     411            488
                                                   -------         ------
                                                   $46,507         42,207
                                                   =======         ======

                                        -14-                         (Continued)

                       CAERE CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


     The Company's investments as of December 31, 1999 an 1998, are classified as follows (in thousands):

                                1999           1998
                                ----           ----
Cash equivalents              $11,610         13,623
Short-term investments         34,897         28,584
                              -------         ------
                              $46,507         42,207
                              =======         ======

     The cost and estimated fair value of available-for-sale securities as of December 31, 1999, by contractual maturity, consisted of the following (in thousands):

Due in one year or less          $20,221
Due in more than one year          6,376
Auction-rate securities            8,300
                                 -------
                                 $34,897
                                 =======

     Auction-rate preferred securities are taxable investments without a stated expiration date. The Company has the option of adjusting the respective interest rates or liquidating these investments at auction on stated auction dates which range from 7 to 28 days.

(4)  RECEIVABLES

     A summary of receivables as of December 31, 1999 and 1998, follows (in thousands):

                                                           1999           1998
                                                           ----           ----
Trade accounts receivable                                $11,231          8,888
Interest receivable                                          410            405
                                                         -------          -----
                                                          11,641          9,293
Less allowances for returns and doubtful accounts          3,471          1,957
                                                         -------          -----
                                                         $ 8,170          7,336
                                                         =======          =====

     The Company's credit risk is concentrated primarily in trade receivables from dealers and distributors of hardware and software products who sell into the retail market. Historically, the Company has not experienced significant losses related to receivables from individual customers or groups of customers in any particular industry.

                                       -15-                          (Continued)

                       CAERE CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

(5)  INVENTORIES

     A summary of inventories as of December 31, 1999 and 1998, follows (in thousands):

                                                       1999           1998
                                                       ----           ----
Raw materials                                         $   --            690
Work in process                                           --            406
Finished goods                                           199            857
                                                      ------          -----
                                                      $  199          1,953
                                                      ======          =====

(6)  PROPERTY AND EQUIPMENT

     A summary of property and equipment as of December 31, 1999 and 1998, follows (in thousands):

                                                        1999           1998
                                                        ----           ----
Equipment                                             $12,170         13,755
Furniture and fixtures                                  1,475          1,925
Leasehold improvements                                  1,676          1,661
                                                      -------         ------
                                                       15,321         17,341
Less accumulated depreciation and amortization         12,019         13,701
                                                      -------         ------
                                                      $ 3,302          3,640
                                                      =======         ======

(7)  ACCRUED EXPENSES

     A summary of accrued expenses as of December 31, 1999 and 1998, follows (in thousands):

                                                       1999           1998
                                                       ----           ----
Accrued payroll costs                                 $1,920          1,493
Accrued royalties                                        563            449
Accrued professional fees                                377            368
Income taxes payable                                     581          1,368
Other accrued expenses                                 2,263          1,342
                                                      ------          -----
                                                      $5,704          5,020
                                                      ======          =====

                                      -16-                           (Continued)

                       CAERE CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

(8)  COMMITMENTS AND CONTINGENCIES

     The Company leases certain facilities under noncancelable operating leases that expire in 2004. As of December 31, 1999, future minimum lease payments under noncancelable operating leases were $1,112,000, $1,157,000, $1,439,000, and $113,000 for each of the years through the year ending December 31, 2004.

     Rent expense was approximately $1,077,000 in 1999, $858,000 in 1998, and $784,000 in 1997. The Company is responsible for taxes and insurance in connection with its facilities leases.

     There are certain claims against the Company arising in the normal course of business. The extent to which these matters will be pursued by the claimants or the eventual outcome is not presently determinable; however, the Company believes that the ultimate resolution of these matters will not have a material adverse effect on its consolidated financial position or results of operations.

(9)  MERGERS AND ACQUISITIONS

     On March 31, 1997, the Company acquired Formonix. Total value of the acquisition was approximately $3,188,000. The Company issued 550,000 shares of common stock in exchange for all of the capital stock of Formonix. Using the closing price of the Company's stock on the closing date of the acquisition, the valuation of the shares issued was approximately $3,105,000. Acquisition costs associated with the transaction totaled approximately $83,000 and consisted mainly of professional fees. This business combination was accounted for under the purchase method of accounting. Accordingly, Formonix's results of operations have been included in the Company's consolidated results of operations since the date of acquisition.

     The purchase price was allocated among the identifiable assets of Formonix. After allocating the purchase price to the net tangible assets, acquired technology was valued using a risk-adjusted cash flow model, under which future expected cash flows were discounted taking into account risks related to existing markets, the technology's life expectancy, future target markets and potential changes thereto, and the competitive outlook for the technology. This analysis resulted in an allocation of $2,935,000 to in-process technology which had not yet reached technological feasibility and had no alternative future use and, accordingly, was charged to expense. In addition, the Company allocated $253,000 to capitalized software development costs for technology in development that had reached technological feasibility. Capitalized software costs are amortized to expense over the estimated useful lives of the technology's related products.

                                       -17-                          (Continued)

                       CAERE CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

(10) STOCK COMPENSATION PLANS

     As of December 31, 1999, the Company has several stock-based compensation plans, which are described below. The Company applies APB Opinion No. 25 and related Interpretations in accounting for its plans. As the exercise price of the Company's employee stock options generally equals the market price of the underlying stock on the date of grant, no compensation cost has been recognized for its fixed stock option plans and its stock purchase plan grants. Pro forma information regarding net earnings and earnings per share is required by SFAS No. 123, Accounting for Stock-Based Compensation. Had compensation cost for such plans been determined consistent with SFAS No. 123, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below:

                                          1999              1998            1997
                                          ----              ----            ----
Net earnings (loss):
    As reported                        $   7,163            10,276           3,140
    Pro forma                              5,666             8,585           1,516
Basic earnings (loss) per share:
    As reported                             0.59              0.81            0.24
    Pro forma                               0.47              0.68            0.12
Diluted earnings (loss) per share:
    As reported                             0.58              0.78            0.24
    Pro forma                               0.46              0.65            0.11

     For the Company's fixed stock option plans, SEAS No. 123 recognizes compensation expense for the fair value of each option grant on the date of grant which was estimated using the Black-Scholes option valuation model with the following weighted-average assumptions used for grants under each of the option plans in 1999, 1998, and 1997, respectively: dividend yield of 0% for each year; expected volatility of 100%, 65%, and 66%; risk-free interest rates of 4.65%, 5.14%, and 5.70%; and an expected life of 5.0 years, 1.10 years and .84 years.

     For the Company's Employee Stock Purchase Plan, SFAS No. 123 recognizes compensation expense for the fair value of the employees' purchase rights, which was estimated using the Black-Scholes option valuation model with the following assumptions for 1999, 1998, and 1997, respectively: dividend yield of 0% for each year; expected volatility of 100%, 65%, and 66%; risk-free interest rates of 4.61 %, 5.14%, and 5.70%; and an expected life of 2.0 years, 0.6 years, and 0.6 years. The weighted-average fair value of those purchase rights granted in 1999,1998, and 1997 was $6.18, $3.22, and $2.69, respectively.

                                     -18-                            (Continued)

                       CAERE CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

(a)  FIXED STOCK OPTION PLANS

     The Company has three fixed option plans. Under the 1981 Incentive and Supplemental Stock Option Plan, the Company may grant options to its employees for up to 4,095,000 shares of common stock. Under the 1992 Nonemployee Directors' Stock Option Plan, the Company may grant options to its nonemployee directors for up to 330,000 shares of common stock. Under the 1997 Non-Officer Stock Option Plan, the Company may grant options to its non-officer employees for up to 250,000 shares of common stock. Under each plan, the exercise price of each option equals the market price of the Company's stock on the date of grant, and an option's maximum term is 10 years. Options are generally exercisable in equal installments over four years.

     A summary of the status of the Company's three fixed stock option plans as of December 31, 1999, 1998, and 1997, and changes during the years ended on those dates is presented below (shares in thousands):

                                     1999                           1998                           1997
                            ------------------------       ------------------------       -----------------------
                                           WEIGHTED-                      WEIGHTED-                     WEIGHTED-
                                            AVERAGE                        AVERAGE                       AVERAGE
                                           EXERCISE                       EXERCISE                      EXERCISE
                            SHARES          PRICE          SHARES          PRICE          SHARES         PRICE
                            ------          -----          ------          -----          ------         -----
Outstanding at
    beginning
    of year                  1,824         $  9.04          1,953         $  8.08          1,452         $  8.51
Granted                        756            9.82            447           12.61            845            7.67
Exercised                     (225)           7.95           (436)           8.03            (62)           6.61
Forfeited                     (318)           9.66           (140)          10.14           (282)           9.38
                             -----                          -----                          -----
Outstanding at
    end of year              2,037            9.36          1,824            9.04          1,953            8.08
                             =====                          =====                          =====
Options
    exercisable
    at end of year             949                            875                            916
                             =====                          =====                          =====
Weighted-average
    fair value of
    options granted
    during the year                        $  7.57                        $  6.22                        $  3.42

                                     -19-                            (Continued)

                       CAERE CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

     The following table summarizes information about fixed stock options outstanding as of December 31, 1999 (shares in thousands):

                                  OPTIONS OUTSTANDING
                    -----------------------------------------------       OPTIONS EXERCISABLE
                                        WEIGHTED-                       -------------------------
                                         AVERAGE        WEIGHTED-                       WEIGHTED-
   RANGE OF          NUMBER OF          REMAINING       AVERAGE          NUMBER OF       AVERAGE
   EXERCISE           OPTIONS           CONTRACTUAL     EXERCISE          OPTIONS        EXERCISE
    PRICES          OUTSTANDING        LIFE (YEARS)      PRICE          EXERCISABLE        PRICE
    ------          -----------        ------------      -----          -----------        -----
$ 4.09 -  7.63         494,507             7.23        $  6.84            259,496        $  7.23
  7.75 -  8.44         434,225             7.14           8.10            340,275           8.07
  8.50 - 10.13         519,444             7.26           9.40            276,344           9.62
 10.50 - 15.06         588,600             8.98          12.37             72,925          13.42
                     ---------                                            -------
                     2,036,776             7.73           9.36            949,040           8.70
                     =========                                            =======

     These options will expire if not exercised by specific dates ranging from February 2001 to November 2008. Prices of options exercised during the three-year period ended December 31, 1999, ranged from $2.73 to $10.13.

(b)  EMPLOYEE STOCK PURCHASE PLAN

     Under the 1990 Employee Stock Purchase Plan, the Company is authorized to issue up to 1,000,000 shares of common stock to its full-time employees, nearly all of whom are eligible to participate. Under the terms of the Plan, employees can choose to have up to 15% of their annual earnings withheld to purchase the Company's common stock. The purchase price of the stock is the lower of 85% of the market price on either the quarterly purchase dates or the annual offering date. Under the Plan, the Company sold 133,772, 108,382, and 102,115 shares to employees in 1999, 1998, and
     1997, respectively.

(c)  STOCKHOLDER RIGHTS PLAN

     The Company's stockholder rights plan is intended to protect stockholders from unfair or coercive takeover practices. In accordance with this plan, the Board of Directors declared a dividend distribution of one common stock purchase right on each outstanding share of its common stock held as of May 3, 1991. Each right entitles the registered holder to purchase from the Company a share of common stock at $90.00. The rights will not be exercisable until certain events occur. The rights are redeemable at $0.01 by the Company and expire May 3, 2001. As of December 31, 1999, 100,000 shares of the Company's preferred stock have been reserved for this plan.

                                     -20-                            (Continued)

                       CAERE CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

(11) COMMON STOCK REPURCHASE

     In April 1997, the Board of Directors of the Company authorized the repurchase of up to 1,000,000 shares of the Company's common stock. As of June 1998, management completed the repurchase of 1,000,000 shares at prices ranging from $8.21 to $15.00 per share.

     In May 1998, the Board of Directors of the Company authorized the repurchase of up to an additional 1,000,000 shares of the Company's common stock. As of December 1998, management completed the repurchase of approximately 800,000 shares at prices ranging from $9.63 to $14.71 per share.

     In January 1999, the Board of Directors of the Company authorized the continuation of the stock repurchase program and increased the May 1998 authorization to 2,000,000 shares. During 1999, the Company repurchased 300,000 shares at prices ranging from $9.50 to $13.75 per share. As of December 31, 1999, the Company had 900,000 shares remaining to be purchased under the May 1998 share repurchase program, as amended in January 1999.

(12) INCOME TAXES

     Income tax expense (benefit) attributable to income from continuing operations for the years ended December 31, 1999, 1998, and 1997, are as follows (in thousands):

                                      1999            1998            1997
                                      ----            ----            ----
Current:
    Federal                         $ 3,428           2,483             982
    State                             1,147             897             622
                                    -------           -----           -----
        Total current                 4,575           3,380           1,604
                                    -------           -----           -----
Deferred:
    Federal                          (1,032)           (913)           (856)
    State                              (309)            (78)           (135)
                                    -------           -----           -----
        Total deferred               (1,341)           (991)           (991)
                                    -------           -----           -----
Charges in lieu of income taxes
    associated with the exercise
    of stock options                    295             698              57
                                    -------           -----           -----
                                    $ 3,529           3,087             670
                                    =======           =====           =====

                                     -21-                            (Continued)

                       CAERE CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

     The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities are presented below (in thousands):

                                                      1999            1998            1997
                                                      ----            ----            ----
Deferred tax assets:
       Federal and state net operating
          loss and research and
          experimental credit
          carryforwards                             $ 3,321           4,243           5,165
       Accounts receivable, principally
          due to allowance for doubtful
          accounts and sales returns
          and allowances                              1,290             633             653
       Inventories, nondeductible lower
          of cost or market adjustments                 462             445             465
       Compensated absences, principally
          due to accrual for financial
          reporting purposes                            334             386             321
       State tax expense on temporary
          differences                                   (63)            103              24
       Accruals for financial statement
          purposes not taken for tax
          purposes                                      785             378             333
       Property and equipment principally
          due to differences in depreciation          1,322             902             743
       Other                                             --              22              39
                                                    -------           -----           -----
             Total gross deferred tax assets          7,451           7,112           7,743
       Less valuation allowance                       1,477           2,399           3,900
                                                    -------           -----           -----
             Net deferred tax assets                  5,974           4,713           3,843
Deferred tax liabilities - software
       development costs, principally
       due to capitalization and
       amortization                                     (55)           (135)           (256)
                                                    -------           -----           -----
             Net deferred tax assets                $ 5,919           4,578           3,587
                                                    =======           =====           =====

                                     -22-                            (Continued)

                       CAERE CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

     The difference between the effective income tax rate from continuing operations and the U.S. federal statutory income tax rate is as follows:

                                                  1999           1998           1997
                                                  ----           ----           ----
Statutory federal income tax rate                 34.0%          34.0           34.0
State tax, net of federal benefit                  5.1            6.0            9.5
Utilization of net operating loss
          carryforward                              --           (6.8)         (34.2)
Change in beginning valuation
          allowance                               (9.0)          (6.7)          (9.5)
Benefit of foreign sales corporation              (1.8)          (1.3)          (3.9)
In-process research and development
          nondeductible for tax purposes            --             --           25.4
Other                                              1.7           (0.2)           0.5
                                                  ----           ----           ----
                                                  30.0%          25.0           21.8
                                                  ====           ====           ====

     The Company has a net operating loss carryforward for federal purposes as of December 31, 1999, of $8,500,000 and federal research and experimentation credit carryforwards of $441,000. Federal tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a shift in the ownership of the Company, which constitutes an "ownership change" as defined by Internal Revenue Code
     Section 382. The acquisition of Calera in December 1994 resulted in such a change. As a result, the Company's federal and California net operating loss carryforwards are subject to an annual limitation approximating $2,700,000. Any unused annual limitations may be carried forward to increase the limitations in subsequent years.

                                     -23-                            (Continued)

                       CAERE CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

(13) EARNINGS PER SHARE

Following is the computation of basic and diluted earnings per share, including a reconciliation of the shares used to compute basic earnings per share to the shares used to compute diluted earnings per share. Net earnings are the same for purposes of computing both basic and diluted earnings per share.

                                        1999           1998           1997
                                        ----           ----           ----
Net earnings                          $ 7,163         10,276          3,140
                                      =======         ======          =====
Shares used to compute basic
    earnings per share weighted-
    average common shares
    outstanding                        12,082         12,687         13,123
Effect of dilutive common
    equivalent shares-stock
    options outstanding                   254            559            142
                                      -------         ------          -----
Shares used to compute diluted
    earnings per share                 12,336         13,246         13,265
                                      =======         ======          =====
Basic earnings per share              $  0.59           0.81           0.24
                                      =======         ======          =====
Diluted earnings per share            $  0.58           0.78           0.24
                                      =======         ======          =====

     For the years ended December 31, 1999, 1998, and 1997, options to purchase approximately 510,000, 140,000, and 564,000 shares, respectively, of common stock with exercise prices greater than the average fair market value of the Company's stock for the period were not included in the calculation because the effect would have been antidilutive.

(14) SEGMENT INFORMATION

     The Company has adopted the provisions of SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information. SFAS No.131 establishes standards for the reporting by public business enterprises of information about operating segments, products and services, geographic areas, and major customers. The method for determining what information to report is based on the way management organizes the operating segments within the Company for making operating decisions and assessing financial performance.

     The Company's chief operating decision maker is considered to be the Company's chief executive officer (CEO). The CEO reviews financial information presented on a consolidated basis accompanied by disaggregated information about revenues by product type and certain information about geographic regions for purposes of making operating decisions and assessing financial performance. The consolidated financial information is identical to the information presented for continuing operations in the accompanying consolidated statements of operations. Therefore, the Company operates in a single operating segment: information recognition software and products.

                                     -24-                            (Continued)

                       CAERE CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

     Revenue and asset information regarding operations in the different geographic regions is as follows (in thousands):

                       AMERICAS         EUROPE           ASIA      CONSOLIDATED
                       --------         ------           ----      ------------
Revenues:
    1999                $38,417         18,586          1,790         58,793
    1998                 38,031         17,373          1,947         57,351
    1997                 30,222         15,224          1,673         47,119

Identifiable assets:

    1999                 66,144          3,873             --         70,017
    1998                 61,217          2,667             --         63,884

     One distributor accounted for 28%, 25%, and 23% of net revenues in 1999, 1998, and 1997, respectively. As of December 31, 1999, this distributor accounted for 38% of trade accounts receivable. A second customer accounted for 12%,12%, and 6% of net revenues in 1999, 1998, and 1997, respectively.

(15) SUBSEQUENT EVENT

     On January 17, 2000, the Company entered a definitive agreement with ScanSoft, Inc. (ScanSoft) whereby ScanSoft will acquire the Company. Under the terms of the definitive agreement, which was approved by the Board of Directors of both companies, the holders of the Company's common stock will receive $4.00 in cash and $7.75 of consideration in the form of ScanSoft common stock. The number of ScanSoft shares received by each of the Company's stockholders will be determined based on the 10-day average closing price prior to the closing of the transaction, provided that such ratio shall be no more than 1.72222 and no less than 0.91176. The transaction was completed on March 13, 2000.

        ScanSoft, Inc. Unaudited Combined Pro-forma Financial Statement


                                 SCANSOFT, INC.

        INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENT

     On March 13, 2000, ScanSoft, Inc. ("ScanSoft") acquired all of the outstanding capital stock of Caere Corporation ("Caere"), a California-based company that designed, developed and marketed a range of optical character recognition software tools, for approximately $48.5 million in cash, 19.0 million shares of common stock of ScanSoft valued at $98.5 million, and the issuance of stock options for the purchase of approximately 4.6 million shares of ScanSoft's common stock valued at $15.5 million, in exchange for outstanding employee stock options of Caere. The fair value of the employee stock options was estimated using the Black-Scholes option-pricing model. In addition, pursuant to a concurrent non-competition agreement and subject to certain other conditions, ScanSoft agreed to pay in cash the former Caere President and CEO on the second anniversary of the merger the difference between $13.50 and the closing price per share of ScanSoft common stock at that time, multiplied by the number of beneficial shares owned by the former executive. The value of this stock price guarantee at the date of acquisition was approximately $4.1 million and has been included in the total purchase price of the acquisition. The amount paid, if any, will be recorded as a reduction in additional paid-in capital. Additionally, in conjunction with the acquisition, ScanSoft incurred approximately $1.8 million of acquisition related costs. The purchase price of Caere, including acquisition costs was allocated as follows (in thousands):

         Property and equipment.............................     $  2,865

         Current and other tangible assets..................       58,400

         Liabilities assumed................................      (16,985)

         Goodwill...........................................       61,095

         Core technology....................................       17,905

         Developed technology...............................       16,340

         Other identified intangible assets.................       10,448

         Acquired in-process research and development.......       18,291
                                                                 --------
                                                                 $168,359
                                                                 ========

     The table following identifies the intangible assets acquired in connection with Caere and their respective lives:


                                                          AMOUNT       LIFE

                                                      (IN THOUSANDS) (IN YEARS)

         Goodwill..................................      $ 61,095       6

         Core technology...........................        17,905       5

         Developed technology......................        16,340       2

         Other identified intangible assets........        10,448       2-5
                                                         --------
                                                         $105,788
                                                         ========


     Other identified intangible assets consist of a non-compete agreement, acquired work force, a favorable building lease agreement, and patents on the Caere technology. These assets have expected useful lives of 2, 3, 4 and 5 years, respectively and are being amortized accordingly.

     The amounts allocated to identifiable tangible and intangible assets, including acquired in-process research and development, were based on the results of an independent appraisal.

     The unaudited pro forma combined statement of operations for the year ended December 31, 2000 presents the results of operations of ScanSoft and Caere on a combined basis assuming the acquisition had occurred on January 1, 2000. The acquisition was accounted for under the purchase method; accordingly, the results of operations of Caere were included in the results of ScanSoft as reported beginning on March 13, 2000. The pro forma column for Caere included in the pro forma combined statement of operations for the year ended December 31, 2000, represents Caere's results of operations for the period from January 1, 2000 to March 12, 2000. All material adjustments to reflect the effects of the acquisition are set forth in the Adjustments column.

     The pro forma data is for information purposes only and does not necessarily reflect future results of operations or what the results of operations would have been had ScanSoft and Caere been operating as a combined entity for the specified period.

                                 SCANSOFT, INC.

         PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED

                               DECEMBER 31, 2000


                             SCANSOFT, INC.      CAERE                     PRO FORMA
                             (AS REPORTED)    CORPORATION   ADJUSTMENTS    COMBINED
                             --------------   -----------   -----------    ---------

Net revenue                    $ 49,055        $  9,901                     $ 58,956

Costs and expenses:
Cost of net revenue              12,692           2,629                       15,321
Research and development         14,967           3,647                       18,614
Selling, general and
  administrative                 28,205           8,742                       36,947
Amortization of goodwill
  and intangible assets          22,586              --      $  5,088 (A)     27,674
Restructuring and other
  charges, net                    4,811              --        (3,490)(C)      1,321
Acquired in-process
  research and development       18,291              --       (18,291)(D)         --
                               --------        --------      --------       --------
  Total costs and expenses      101,552          15,018       (16,693)        99,877
                               --------        --------      --------       --------

Loss from operations            (52,497)         (5,117)       16,693        (40,921)

Other income (expense)             (282)            549            --            267
                               --------        --------      --------       --------

Loss before income taxes        (52,779)         (4,568)       16,693        (40,654)

Provision for income taxes          472             482            --            954
                               --------        --------      --------       --------

Net loss                       $(53,251)       $ (5,050)     $ 16,693       $(41,608)
                               ========        ========      ========       ========

Net loss per share: basic
  and diluted                  $  (1.26)                                    $  (0.97)

Weighted average common
  shares outstanding: basic
  and diluted                    42,107                           677 (B)     42,784


                             See accompanying notes

                                 SCANSOFT, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENT


(A) To reflect the amortization of goodwill and other intangible assets as if the Caere acquisition had occurred on January 1, 2000, over their expected useful lives.

(B) The calculation of pro forma weighted average common shares outstanding includes the weighted average number of common shares outstanding of ScanSoft for the applicable period, adjusted to give effect to the issuance of 19,029,000 shares of ScanSoft's common stock in connection with the Caere acquisition, as if such shares had been outstanding since January 1, 2000. The calculation does not include the effect of common stock equivalents as their inclusion would be anti-dilutive.

(C) To adjust for the Caere acquired workforce and favorable building lease which was written-off by ScanSoft as a result of its June 2000 restructuring. The portion of the assets impaired related directly to the number of employees terminated and facility space vacated in connection with the restructuring.

(D) To adjust for the write-off of acquired in-process research and development recorded in the year ended December 31, 2000, which has not been reflected in the combined pro forma financial statements as this amount is non-recurring in nature. Further information regarding the write-off of acquired in-process research and development is included in ScanSoft's Annual Report on Form 10-K for the year ended December 31, 2000.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SCANSOFT, INC.

                                          /s/ Gerald C. Kent, Jr.
                                          --------------------------------------
                                          Gerald C. Kent, Jr., Chief Accounting
                                          Officer and Controller
                                          (Principle Accounting Officer)

                                          Date: May 30, 2001

                                  EXHIBIT INDEX

EXHIBIT
  NO.          DESCRIPTION
-------        -----------

  2.1 Agreement and Plan of Reorganization between ScanSoft, Inc., Scorpion Acquisitions Corporation and Caere Corporation dated as of January 15, 2000, filed as Exhibit 2.1 to Registrant's Form S-4, as filed with the Commission on February 9, 2000, and incorporated by reference herein. *

 23.1          Consent of KPMG LLP


 * Previously filed